UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 22, 2020

eMagin Corporation

(Exact name of registrant as specified in charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Drive, Suite 201
Hopewell Junction, NY 12533

(Address of principal executive office)

Registrant’s telephone number, including area code (845) 838-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value Per Share	EMAN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On January  22, 2020,  eMagin Corporation (the “Company”) issued a press release announcing its preliminary revenues for the fourth quarter ended December 31, 2019 and backlog of open orders as of December  31, 2019.  A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 attached to this Current Report on Form 8-K are being furnished under Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On January 22, 2020, the Company announced that Mr. Jeffrey Lucas, the Company’s President and CFO, will resign from the Company effective February 1, 2020 to pursue another opportunity.  Mr. Lucas’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 28, 2020, the Company entered into a consulting agreement with Mr. Lucas (the “Consulting Agreement”). The Consulting Agreement provides that Mr. Lucas will provide transition services to the Company, at the rate of $200 per hour.  All services, including their anticipated time required, must be agreed to and approved in advance by the Company. In addition, on January 23, 2020, the Company also entered into an amended stock option agreement with Mr. Lucas (the “Amended Stock Option Agreement”), pursuant to which it extended the exercise period under certain of Mr. Lucas’ option agreements to the lessor of one year or the contractual expiration date.

The foregoing descriptions of the Consulting Agreement and the Amended Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to full text of the Consulting Agreement and the full text of the Amended Stock Option Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of Certain Officers

The Board approved that Mr. Mark Koch, the Company’s Vice President of Finance, will become the Acting Chief Financial Officer with a base salary of $235,000 per annum effective February 1, 2020. In addition, Dr. Amal Ghosh, the Company’s Chief Technology Officer, will become the Chief Operating Officer effective February 1, 2020.

There were no arrangements or understandings between either Mr. Koch or Mr. Ghosh and any other persons pursuant to which each was selected as an officer, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between either Mr. Koch and the Company or Mr. Ghosh and the Company required to be disclosed herein.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
10.1	Consulting Agreement between eMagin Corporation and Mr. Jeffrey P. Lucas dated January 28, 2020
10.2	Amended Stock Option Agreement between eMagin Corporation and Jeffrey P. Lucas dated January 23, 2020.
99.1	Press Release issued by eMagin Corporation dated January 22, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

Date: January 28, 2019	By:	/s/ Andrew G. Sculley
Andrew G. Sculley, Chief Executive Officer.

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